UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported) — May 11, 2020

MDC PARTNERS INC.

(Exact name of registrant as specified in its charter)

Canada (Jurisdiction of Incorporation)	001-13718 (Commission File Number)	98-0364441 (IRS Employer Identification No.)

330 Hudson Street, 10th Floor, New York, NY 10013
(Address of principal executive offices and zip code)

(646) 429-1800
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Subordinate Voting Shares, no par value	MDCA	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On May 11, 2020, Kristen M. O’Hara, a member of the Board of Directors (the “Board”) of MDC Partners Inc. (the “Company”), notified the Company that she would not stand for re-election at the Company’s 2020 Annual Meeting of Shareholders. Ms. O’Hara is a member of the Human Resources & Compensation Committee and of the Nominating & Corporate Governance Committee of the Board. Ms. O’Hara advised the Company that her decision not to stand for re-election was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2020	MDC Partners Inc.

	By:	/s/ Jonathan B. Mirsky
Jonathan B. Mirsky
General Counsel & Corporate Secretary

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